SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3 Riverway, Suite 1810 Houston, Texas 77056
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

On June 16, 2014, Saratoga Resources, Inc. (the “Company”) held its Annual Meeting of shareholders.  Three proposals were voted on at the meeting: (1) the election of directors to serve until the Company’s 2015 Annual Meeting of shareholders, (2) approval on an advisory basis of executive compensation, and (3) ratification of the selection of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  Each of the proposals submitted to the shareholders was approved by the requisite vote, and annual advisory votes on executive compensation was approved and the vote with respect to each of the proposals was as follows:

Proposal 1. The nominees for election as director were elected to serve until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  The result of the votes to elect the directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Thomas F. Cooke	11,921,575	2,825,965	8,516,487
Andrew C. Clifford	11,864,398	2,883,142	8,516,487
J.W. Bill Rhea IV	11,718,301	3,029,239	8,516,487
Rex H. White, Jr.	11,721,035	3,026,505	8,516,487
Kevin M. Smith	11,721,035	3,026,505	8,516,487

Proposal 2.  The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

Votes For	Votes Against	Abstain and Broker Non-Votes

12,096,496	1,171,047	9,996,484

Proposal 3.   The appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified by the stockholders by the votes set forth in the table below:

Votes For	Votes Against	Abstain

23,070,840	106,679	86,508

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: June 18, 2014	By:	/s/ Andy Clifford
Andy Clifford
President

2